Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Super League Enterprise, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Share		Proposed Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Equity(2)	Common Stock, par value $0.001 per share to be issued under the Amended and Restated 2014 Stock Option and Incentive Plan	Rule 457(c) and Rule 457(h)	437,500	(2)	$1.46	(3)	$638,750	(3)	0.0001476	$94.28

	Total Offering Amounts						$638,750			$94.28
	Total Fee Offsets									-
	Net Fee Due									$94.28

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

This Form S-8 registers 437,500 additional shares of common stock, par value $0.001 per share (“Common Stock”), which may be issued pursuant to the Company’s Amended and Restated 2014 Stock Option and Incentive Plan (the “2014 Plan”). The Company previously registered an aggregate of 312,500 shares of Common Stock issuable under the 2014 Plan on the Registration Statements on Form S-8, filed with the Securities and Exchange Commission on May 11, 2020 (File No. 333-238143), August 23, 2021 (File No. 333-258996) and February 21, 2023 (File No. 333-269875).

(3)

This estimate is made pursuant to Rule 457(c) and Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee. The offering price per share and the aggregated offering price for shares reserved for future issuance under the 2014 Plan are based on the average of the high and the low price of Registrant’s common stock as reported on the Nasdaq Capital Market on April 16, 2024, which date is within five business days prior to filing this Registration Statement.